                                                       Magna Entertainment Corp.

                                                       337 Magna Drive
                                                       Aurora, Ontario
                                                       Canada  L4G 7K1
                                                       Tel (905) 726-2462
                                                       Fax (905) 726-7172

MEC
---

EXHIBIT 99
                                  PRESS RELEASE
                           MAGNA ENTERTAINMENT CORP.
                    ANNOUNCES RESULTS FOR THE THIRD QUARTER
                    AND NINE MONTHS ENDED SEPTEMBER 30, 2001

November 2, 2001, Aurora, Ontario, Canada......Magna Entertainment Corp. ("MEC")
(NASDAQ: MIEC; TSE: MIE.A, MEH) today reported its financial results for the third quarter and nine months ended September 30, 2001.


------------------------------------------------------------------------------------------------------------------------------------
                                                                  Nine Months Ended                 Three Months Ended
                                                                     September 30,                      September 30,
                                                                2001             2000             2001              2000
                                                              --------         --------          -------           -------
Revenue /(1)/                                                 $423,550         $339,025          $65,832           $50,213

Earnings (loss) before interest, taxes,
depreciation and amortization (EBITDA)                        $ 52,816         $ 31,503          $(2,825)          $(4,063)

EBITDA before gains on the sale of real estate                $ 35,727         $ 25,452          $(2,862)          $(7,759)

Net income (loss)                                             $ 18,478         $  9,622          $(6,227)          $(5,110)

Diluted earnings (loss) per share                             $   0.22         $   0.12          $ (0.07)          $ (0.06)



          (1) Effective October 1, 2000, the Company changed its method of accounting for revenue recognition. The change in accounting presentation has been retroactively applied.

   All amounts are reported in thousands of U.S. dollars, except per share figures.

------------------------------------------------------------------------------------------------------------------------------------

In announcing these results, Jim McAlpine, President and Chief Executive Officer of MEC, remarked that "we are pleased with our improved operating and financial performance for the nine months ended September 30, 2001 and the third quarter. EBITDA before gains on the sale of real estate for the third quarter was $4.9 million better than last year. The third quarter is typically our weakest quarter because our four largest racetracks, collectively, have the fewest live race days during this quarter. The improvements in year to date EBITDA reflect the ongoing consolidation of strategic racetracks and sale of non-core real estate, offset somewhat by the impact of fewer live racing days at some of our California tracks, the temporary closure of our racetracks and OTBs in response to the tragic events of September 11, 2001, and a weaker U. S. economy. For the balance of 2001, we expect to see further improvements in our operating and financial performance as we achieve greater synergies and economies of scale, realize improved seasonal performance resulting from live racing at Bay Meadows and the operations of MEC Pennsylvania in the fourth quarter and benefit from the sale of non-core real estate. At the same time, we will continue to pursue strategic acquisitions. We plan to expand our account wagering operations utilizing our "Call-A-Bet" telephone system and the Internet following the recent favorable legislative amendments in California".

Our racetracks operate for prescribed periods each year. As a result, our racetrack revenues and operating results for any quarter will not be indicative of our revenues and operating results for the year. In the third quarter of 2001, three of our largest racetracks, Santa Anita Park, Gulfstream Park and Golden Gate Fields had no live race days. We expect that seasonal fluctuations will be reduced over time as the full impact of our acquisition and account wagering initiatives is realized.

Our financial results for the third quarter of 2001 reflect the full quarter's operations for all of the Company's racetracks and related operations. The comparative results for the third quarter of 2000 do not reflect the operations of Bay Meadows, MEC Pennsylvania or Portland Meadows, which were acquired in November 2000, April 2001 and commenced activity in July 2001, respectively.

Revenue for the first nine months and third quarter of 2001 increased 24.9% to $423.6 million and 31.1% to $65.8 million, respectively. The higher revenues in the third quarter of 2001 reflect primarily the acquisition of MEC Pennsylvania and Bay Meadows, partially offset by a lower level of sales of non-core real estate.

EBITDA, excluding gains on the sale of non-core real estate, for the nine months ended September 30, 2001 was $35.7 million compared to $25.5 million in the first nine months of fiscal 2000 and for the three months ended September 30, 2001 was a loss of $2.9 million compared to a loss of $7.8 million in the third quarter of 2000.

Revenues on the sale of non-core real estate in the third quarter of 2001 were $1.1 million, resulting in EBITDA of $40,000, compared to revenues in the third quarter of 2000 of $16.8 million and EBITDA of $3.7 million. We have completed further sales of our non-core real estate in the fourth quarter of 2001 and expect additional sales to be completed in 2002.

Net income increased 92% to $18.5 million for the first nine months of 2001 compared to 2000, despite a loss of $6.2 million in the third quarter of 2001 compared to a loss of $5.1 million in the comparative quarter of 2000.

Diluted earnings per share increased 83% to $0.22 for the first nine months of 2001 and diluted loss per share was $0.07 for the third quarter of 2001 compared to a loss of $0.06 per share in the third quarter of 2000.

During the third quarter of 2001, cash generated from operations before changes in non-cash working capital was $0.6 million. Total cash used for investment activities during the quarter was $5.8 million, including $9.1 million for real estate property and fixed asset additions and $0.5 million of other assets, partially offset by $3.8 million of net cash proceeds from the sale of non-core real estate.

We recently announced the acquisition of Multnomah Greyhound Park in Portland, Oregon and the commencement of operations at Portland Meadows. These two operations will enable us to act as the wagering hub for the State of Oregon throughout the year, and thereby determine and manage all simulcast signals imported into Oregon racetracks and off-track betting facilities ("OTBs"). This will permit broader simulcast distribution of, and increase wagering on, other MEC tracks.

As previously discussed, we are continuing to pursue strategic acquisitions and make strategic investments in our racetracks and related operations, including entertainment operations, to grow and enhance our racing business. As announced last week, we have filed an amended registration statement and a preliminary short form prospectus with securities regulators in the United States and Canada offering 20 million shares of Class A Subordinate Voting Stock (plus an over-allotment option of 3 million shares).

During the fourth quarter of 2001, we will continue to focus on earnings growth through the implementation, throughout our operations, of best practices and common systems, utilization of our corporate purchasing power to reduce costs, improved production and distribution of our simulcast program, and the sale of non-core real estate holdings.

MEC, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including OTBs, and owns and operates a national telephone account wagering system called "Call-A-Bet."

The Company will hold a conference call to discuss its third quarter results on November 5, 2001 at 11:00 a.m. New York time. The number to use for this call is 1-800-379-5831. Please call 10 minutes prior to the start of the conference call. The overseas number to call is 1-416-641-6888. The conference call will be chaired by Graham Orr, Executive Vice-President and Chief Financial Officer of MEC.

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that these statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: the impact of competition from operators of other racetracks and from other forms of gaming (including Internet and on-line wagering); a substantial change in law or regulations affecting our gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to complete expansion projects designed to generate new revenues and attract new patrons; our ability to sell some of our real estate when we need to or at a price we want; the impact of inclement weather; and our ability to integrate recent racetrack acquisitions.

A registration statement relating to the securities described above has been filed with the United States Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. A prospectus for the offering may be obtained from Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167 (telephone: 631-254-7129), from BMO Nesbitt Burns Inc., 1 First Canadian Place, Toronto, Ontario M5X 1H3 (fax: 416-359-9742) or from CIBC World Markets, 417 Fifth Avenue, New York, NY 10016 (e-mail: useprospectus@us.cibc.com).

For more information contact:

Graham Orr
Executive Vice-President
& Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7099

MAGNA ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
-----------------------------------------------------------------------------------------------------------------
[Unaudited]
[U.S. dollars in thousands, except
 per share figures]
------------------------------------------------------------------------------------------------------------------
                                                   Three months ended                     Nine months ended
                                              September 30,     September 30,       September 30,    September 30,
                                                  2001              2000                2001             2000
------------------------------------------------------------------------------------------------------------------
                                                                 (restated,                            (restated,
                                                                 see note 1)                           see note 1)
Revenue
Racetrack
  Gross wagering                                $ 45,085         $ 19,877            $321,574         $261,089
  Non-wagering                                    13,394            8,720              50,850           39,052
Real estate
  Sale of real estate                              1,091           16,766              37,236           25,035
  Rental and other                                 6,262            4,850              13,890           13,849
------------------------------------------------------------------------------------------------------------------
                                                  65,832           50,213             423,550          339,025
------------------------------------------------------------------------------------------------------------------
Costs and expenses
Racetrack
  Purses, awards and other                        24,509           10,623             198,217          164,865
  Operating costs                                 31,686           21,077             117,947           97,021
  General and administrative                       6,172            3,942              21,402           11,019
Real estate
  Cost of real estate sold                         1,054           13,070              20,147           18,984
  Operating costs                                  4,466            4,490               9,882           11,650
  General and administrative                         282              253                 829              721
Predevelopment and other costs                       488              821               2,310            3,262
Depreciation and amortization                      7,376            4,792              19,360           14,744
Interest expense (income), net                       282             (171)              2,360             (206)
------------------------------------------------------------------------------------------------------------------
                                                  76,315           58,897             392,454          322,060
------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                (10,483)          (8,684)             31,096           16,965
Income tax provision (benefit)                    (4,256)          (3,574)             12,618            7,343
------------------------------------------------------------------------------------------------------------------
Net income (loss)                                 (6,227)          (5,110)             18,478            9,622
Other comprehensive (loss) income
Foreign currency translation Adjustment            2,974           (7,413)             (5,982)         (13,742)
------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                     $ (3,253)        $(12,523)           $ 12,496         $ (4,120)
==================================================================================================================

Earnings (loss) per share of Class A
 Subordinate Voting Stock,
 Class B Stock or Exchangeable shares:
      Basic                                     $  (0.07)        $  (0.06)           $   0.23         $   0.12
      Diluted                                   $  (0.07)        $  (0.06)           $   0.22         $   0.12
==================================================================================================================

Average number of shares of Class A
 Subordinate Voting Stock, Class B Stock
   and Exchangeable Shares
   outstanding during the period [in
   thousands]:
      Basic                                       83,719           80,466              82,107           80,407
      Diluted                                     83,977           80,466              82,439           80,411
==================================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
---------------------------------------------------------------------------------------------------------
[Unaudited]
[U.S. dollars in thousands]
---------------------------------------------------------------------------------------------------------
                                                  Three months ended              Nine months ended
                                            September 30,   September 30,   September 30,   September 30,
                                                2001            2000            2001            2000
---------------------------------------------------------------------------------------------------------
Cash provided from (used for):

OPERATING ACTIVITIES
Net income (loss)                                 $(6,227)        $(5,110)       $ 18,478        $  9,622
Items not involving current cash flows              6,857            (660)         (4,476)          6,642
---------------------------------------------------------------------------------------------------------
                                                      630          (5,770)         14,002          16,264
Changes in non-cash items related to
 operations                                        (3,956)         (3,056)          6,357         (28,931)
---------------------------------------------------------------------------------------------------------
                                                   (3,326)         (8,826)         20,359         (12,667)
---------------------------------------------------------------------------------------------------------
INVESTMENT ACTIVITIES
Acquisition of business, net of cash                    -               -         (21,035)              -
Real estate property and
  fixed asset additions                            (9,111)         (5,539)        (25,494)        (14,306)
Proceeds on disposal of real estate                 3,888          16,766          36,793          25,035
Other asset (additions) disposals                    (530)              -            (366)          1,749
Proceeds on real estate sold to Magna                   -            (397)              -           5,750
---------------------------------------------------------------------------------------------------------
                                                   (5,753)         10,830         (10,102)         18,228
---------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Decrease in bank indebtedness                           -          (4,703)         (7,609)         (6,759)
(Repayment of) increase in
   long-term debt                                  (1,090)            125           7,571          (6,642)
Contributed capital                                     -               -               -           1,352
Issuance of share capital                              33               -             476               -
---------------------------------------------------------------------------------------------------------
                                                   (1,057)         (4,578)            438         (12,049)
---------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash
  And cash equivalents                              1,811            (527)            186            (582)
---------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents during the period                    (8,325)         (3,101)         10,881          (7,070)
Cash and cash equivalents, beginning of
 period                                            51,182          46,691          31,976          50,660
---------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period          $42,857         $43,590        $ 42,857        $ 43,590
=========================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
-------------------------------------------------------------------------------------------------------
[Unaudited]
[U.S. dollars in thousands]
-------------------------------------------------------------------------------------------------------
                                                                        September 30,      December 31,
                                                                            2001               2000
-------------------------------------------------------------------------------------------------------
                                               ASSETS
-------------------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                                              $ 42,857           $ 31,976
   Restricted cash                                                           8,715             13,461
   Accounts receivable                                                      25,156             33,399
   Prepaid expenses and other                                               10,313              7,984
-------------------------------------------------------------------------------------------------------
                                                                            87,041             86,820
-------------------------------------------------------------------------------------------------------
Real estate properties and fixed assets, net                               574,943            568,265
-------------------------------------------------------------------------------------------------------
Other assets, net                                                          173,506            117,561
-------------------------------------------------------------------------------------------------------
Future tax assets                                                            6,018              8,393
-------------------------------------------------------------------------------------------------------
                                                                          $841,508           $781,039
=======================================================================================================
                                LIABILITIES AND SHAREHOLDERS' EQUITY
-------------------------------------------------------------------------------------------------------
Current liabilities:
   Bank indebtedness                                                      $      -           $  7,609
   Accounts payable and other liabilities                                   53,218             64,847
   Income taxes payable                                                     13,749              1,111
   Long-term debt due within one year                                       23,694             12,754
-------------------------------------------------------------------------------------------------------
                                                                            90,661             86,321
-------------------------------------------------------------------------------------------------------
Long-term debt                                                              73,447             63,343
-------------------------------------------------------------------------------------------------------
Other long-term liabilities                                                  1,786                234
-------------------------------------------------------------------------------------------------------
Future tax liabilities                                                     107,604             89,353
-------------------------------------------------------------------------------------------------------
Shareholders' equity:
Capital stock issued and outstanding -
   Class A Subordinate Voting Stock                                        154,594            100,770
   Exchangeable Shares                                                      17,839             57,937
   Class B Stock                                                           394,094            394,094
Contributed surplus                                                          1,352              1,352
Retained earnings (deficit)                                                 16,488             (1,990)
Accumulated comprehensive loss                                             (16,357)           (10,375)
-------------------------------------------------------------------------------------------------------
                                                                           568,010            541,788
-------------------------------------------------------------------------------------------------------
                                                                          $841,508           $781,039
=======================================================================================================

                           MAGNA ENTERTAINMENT CORP.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. Summary of significant accounting policies

Basis of presentation
---------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from estimates. In the opinion of management, all adjustments, which consist of normal and recurring adjustments, necessary for fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2000.

As a result of the seasonal nature of our racetrack business, racetrack revenues and operating results for any quarter will not be indicative of the revenues and operating results for the year. The accompanying consolidated statement of operations and comprehensive income (loss) for the nine months ended September 30, 2001, reflect a disproportionate share of annual net earnings as the Company normally earns a substantial portion of its net earnings in the first quarter of each year.

Effective October 1, 2000, the Company changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements and guidance provided by EITF 99-19 Recording Revenue Gross as a Principal versus Net as an Agent. Previously the Company recorded its wagering revenue net of "purses, stakes and awards" and "pari-mutuel wagering taxes". Under the new accounting method adopted during the fourth quarter of 2000, the Company now recognizes revenue gross of "purses, stakes and awards" and "pari-mutuel wagering taxes". The costs relating to these amounts are shown as "purses, awards and other" in the accompanying consolidated statement of operations and comprehensive income (loss). In accordance with SAB 101 guidance, all prior period income statements have been retroactively reclassified to comply with the new accounting method.

2. Business Acquisition

On April 5, 2001, the Company completed the acquisition of Ladbroke Racing Pennsylvania Inc. and Sport Broadcasting, Inc. (collectively the "Ladbroke Companies") for a total purchase price, of $47.5 million, net of cash acquired of $7.0 million and transaction costs. The total purchase price was satisfied by cash payments of $28 million, the issuance of two promissory notes totalling $13.25 million which bear interest at 6% with the first note in the amount of $6,625,000 maturing on the first anniversary of the closing date and the second note in the amount of $6,625,000 maturing on the second anniversary of the closing date and by the issuance of 3,178,297 shares of Class A Subordinate Voting Stock. The Ladbroke Companies include account wagering operations, The Meadows harness track and four off-track betting facilities.

The purchase price, which may be adjusted further, has been allocated to the assets and liabilities acquired as follows (in thousands):


Non-cash working capital                                          $ (6,514)
Real estate properties and fixed assets                             19,947
Other assets                                                        61,550
Deferred income taxes                                              (27,448)
                                                                  --------
Net assets acquired and total
  purchase price, net of cash acquired                            $ 47,535
                                                                  ========

The purchase consideration for this acquisition is as follows:

Cash                                                              $ 21,035
Issuance of shares of Class A Subordinate Voting Stock              13,250
Issuance of two promissory notes                                    13,250
                                                                  --------
                                                                  $ 47,535
                                                                  ========

Pro-Forma Impact

If the acquisition of the Ladbroke Companies had occurred on January 1, 2000, the Company's unaudited pro-forma results would have been:


                                For the nine months       For the nine months
                              ended September 30, 2001  ended September 30, 2000
                              ------------------------  ------------------------

Revenues                              $443,462                  $393,394
Expenses                               411,669                   372,252
                                      --------                  --------
Income before income taxes              31,793                    21,142
                                      ========                  ========
Net income                              18,651                    11,698
                                      ========                  ========
Net income per share
  (basic and diluted)                 $   0.22                  $   0.14
                                      ========                  ========

3. Capital Stock

Changes in Class A Subordinate Voting Stock, Exchangeable Shares and Class B Stock for the nine months ended September 30, 2001 are shown in the following table (number of shares and stated value in the following table have been rounded to the nearest thousand):

                                     Class A Subordinate                  Exchangeable
                                        Voting Stock                         Shares                        Class B Stock
                                  ------------------------         --------------------------       ----------------------------
                                     Number        Stated              Number         Stated             Number          Stated
                                   of Shares        Value            of Shares        Value            of Shares         Value
--------------------------------------------------------------------------------------------------------------------------------
Issued and outstanding at
  December 31, 2000                   14,192     $100,770                7,807       $ 57,937              58,466      $394,094
Issued on exercise of stock
  options                                  9           40                    -              -                   -             -
Conversion of Exchangeable
  Shares to Class A
  Subordinate Voting Stock                71          527                  (71)          (527)                  -             -
--------------------------------------------------------------------------------------------------------------------------------
Issued and outstanding at
  March 31, 2001                      14,272      101,337                7,736         57,410              58,466       394,094
Issued on acquisition of the
  Ladbroke Companies on
  April 5, 2001                        3,178       13,250                    -              -                   -             -
Issued under the Plan                     63          403                    -              -                   -             -
Conversion of Exchangeable
  Shares to Class A
  Subordinate Voting Stock               626        4,645                 (626)        (4,645)                  -             -
--------------------------------------------------------------------------------------------------------------------------------
Issued and outstanding at
  June 30, 2001                       18,139      119,635                7,110         52,765              58,466       394,094
Issued on exercise of stock
  options                                  7           33                    -              -                   -             -
Conversion of Exchangeable
  Shares to Class A
  Subordinate Voting Stock             4,707       34,926               (4,707)       (34,926)                  -             -
--------------------------------------------------------------------------------------------------------------------------------
Issued and outstanding at
 September 30, 2001                   22,853     $154,594                2,403       $ 17,839              58,466      $394,094
================================================================================================================================

The Company has a Long-term Incentive Plan (the "Plan") (adopted in 2000) which allows for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, bonus stock and performance shares to directors, officers, employees, consultants, independent contractors and agents. A maximum of 8.0 million shares could be issued under the Plan, of which
6.5 million are available for issuance pursuant to stock options and tandem stock appreciation rights and 1.5 million are available for issuance pursuant to any other type of award under the Plan. During the three months ended September 30, 2001, 6,667 shares were issued under the Plan. During the nine months ended September 30, 2001, 78,094 shares were issued under the Plan.

The Company grants stock options to certain directors, officers and key employees to purchase shares of the Company's Class A Subordinate Voting Stock. The majority of the stock options give the grantee the right to purchase Class A Subordinate Voting Stock of the Company at a price no less than the fair market value of such stock at the date of grant. Generally, stock options under the Plan vest over a period of two to six years from the date of grant at rates of 1/7/th/ to 1/3/rd/ per year and expire on or before the tenth anniversary of the date of grant, subject to earlier cancellation in the events specified in the stock option agreements entered into by the Company with each recipient of options.

During the nine months ended September 30, 2001, 1,250,000 stock options were granted, 15,000 stock options were exercised and 603,333 stock options were revoked. At September 30, 2001, there were 4,453,333 options outstanding that were all granted during 2000 and 2001. The exercise price of the stock options outstanding at September 30, 2001 ranged from $3.91 to $7.00 with an average exercise price of $5.99.

There were 2,299,618 options exercisable at September 30, 2001 with an average exercise price of $6.23.


4. Earnings (Loss) Per Share

The following is a reconciliation of the numerator and denominator of the basic and diluted per share computations (in thousands except per share amounts):

                                                Three months ended                           Nine months ended
                                                   September 30,                                September 30,
                                          2001                        2000              2001                     2000
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                      $(6,227)                   $ (5,110)          $18,478                  $ 9,622
==================================================================================================================================
                                         Basic       Diluted       Basic &             Basic     Diluted        Basic      Diluted
                                                                   Diluted
Weighted Average
Shares Outstanding:
  Class A Subordinate Voting
  Stock                                 20,496        20,754        13,102            17,001      17,333        9,011        9,015
  Class B Stock                         58,466        58,466        58,466            58,466      58,466       59,806       59,806
  Exchangeable Shares                    4,757         4,757         8,898             6,640       6,640       11,590       11,590
----------------------------------------------------------------------------------------------------------------------------------

                                        83,719        83,977        80,466            82,107      82,439       80,407       80,411
----------------------------------------------------------------------------------------------------------------------------------

Earnings (Loss) Per Share               $(0.07)      $ (0.07)       ($0.06)            $0.23     $  0.22        $0.12      $  0.12
==================================================================================================================================

5. Segment Information

The Company's reportable segments reflect how the Company is organized and managed by senior management. The Company has two reportable segments: racetrack operations and real estate operations.

The accounting policies of the segments are the same as those described in the "Significant Accounting Policies" section in the Company's annual report on Form 10-K for the year ended December 31, 2000.

The following summary presents key information by operating segment (in thousands):


                                    Three months ended September 30, 2001
                                                                 Racetrack      Real Estate
                                                                 Operations     Operations          Total
---------------------------------------------------------------------------------------------------------------
Revenue                                                          $   58,479     $     7,353      $     65,832
---------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                                $  (11,942)    $     1,459      $    (10,483)
---------------------------------------------------------------------------------------------------------------

Real estate properties and fixed asset additions, net            $    5,868     $     3,243      $      9,111
---------------------------------------------------------------------------------------------------------------

                                    Three months ended September 30, 2000
                                                                 Racetrack      Real Estate
                                                                 Operations     Operations          Total
---------------------------------------------------------------------------------------------------------------
Revenue                                                          $   28,597     $    21,616      $     50,213
---------------------------------------------------------------------------------------------------------------

Income (loss) before income taxes                                $  (11,890)    $     3,206      $     (8,684)
---------------------------------------------------------------------------------------------------------------

Real estate properties and fixed asset additions, net            $    3,963     $     1,576      $      5,539
---------------------------------------------------------------------------------------------------------------


                                    Nine months ended September 30, 2001
                                                                 Racetrack      Real Estate
                                                                 Operations     Operations          Total
---------------------------------------------------------------------------------------------------------------
Revenue                                                          $  372,424     $    51,126      $    423,550
---------------------------------------------------------------------------------------------------------------

Income before income taxes                                       $   11,728     $    19,368      $     31,096
---------------------------------------------------------------------------------------------------------------

Real estate properties and fixed asset additions, net            $   17,706     $     7,788      $     25,494
---------------------------------------------------------------------------------------------------------------


                                    Nine months ended September 30, 2000
                                                                 Racetrack      Real Estate
                                                                 Operations     Operations          Total
---------------------------------------------------------------------------------------------------------------
Revenue                                                          $  300,141     $    38,884      $    339,025
---------------------------------------------------------------------------------------------------------------

Income before income taxes                                       $   11,626     $     5,339      $     16,965
---------------------------------------------------------------------------------------------------------------

Real estate properties and fixed asset additions, net            $    9,776     $     4,530      $     14,306
---------------------------------------------------------------------------------------------------------------

6.   Subsequent Events

a) On October 26, 2001, the Company filed an amendment to its registration statement offering 20 million shares of Class A Subordinate Voting Stock for sale in the United States and in Canada.

b) On October 26, 2001, the Company completed the acquisition of MKC Acquisition Co., operating as Multnomah Greyhound Park in Portland, Oregon. On closing, the Company paid approximately $4 million in cash and issued 330,962 shares of Class A Subordinate Voting Stock.

c) On October 31, 2001, the Company sold two non-core real estate properties located in Milton, Ontario to magna International Inc. for total proceeds of approximately $12.5 million. The gain on the sale of the properties of approximately $6.0 million, net of tax, is a related party transaction and will therefore be reported as a contribution to equity.